UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

FERMAVIR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02               Unregistered Sales of Equity Securities.

On January 10, 2007, FermaVir Pharmaceuticals, Inc. (the “Company”) closed a private placement of 1,560,000 shares of Common Stock and 3,120,000 warrants (the “Warrants”) to certain accredited investors (the “Investors”) for aggregate gross proceeds of $1,170,000 pursuant to a Securities Purchase Agreement dated as of January 10, 2007 (the “SPA”). The Warrants are immediately exercisable at $1.00 per share and are exercisable at any time within ten years from the date of  issuance. Other than pursuant to certain issuances, if the Company at any time while the Warrants are outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then exercise price (such lower price, the “Base Exercise Price”, then, the exercise price shall be reduced to an amount equal to the Base Exercise Price.  Of the $1,170,000 gross proceeds, $20,000 consisted of the conversion of deferred salary by the Company’s Chief Executive Officer, Geoffrey Henson.  The Company’s audit committee determined that the participation by Mr. Henson did not constitute a conflict of interest under the Company’s current Code of Business Conduct and Ethics.

The Company paid an aggregate $85,000 in selling fees and issued a warrant to purchase an aggregate 113,333 units, each unit consisting of one share of common stock and two Warrants exercisable for common stock at $1.00 per share, to a selling agent. The warrant is immediately exercisable at $0.75 per unit and will expire ten years after issuance.

In connection with the offer and sale of securities to the Investors and the selling agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S and Regulation D promulgated thereunder. The Company believes that the Investors and the selling agent are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act.

Pursuant to the SPA, the Company has agreed to file, within 90 days of closing, a registration statement covering the resale of the shares of common stock and the shares of common stock underlying the Warrants issued to the Investors.

Previously, on December 21, 2006, the Company closed a private placement of 133,333 shares of common stock and 266,667 Warrants for aggregate gross proceeds of $100,000.

Item 9.01               Financial Statements and Exhibits

(c)    Exhibits.

4.1      Form of Warrant to purchase shares of Common Stock issued in connection with the sale of the Common Stock.

10.1      Form of Securities Purchase Agreement dated January 10, 2007 by and among FermaVir Pharmaceuticals, Inc. and the purchasers set forth on the signature page thereto.

99.1      Press Release of FermaVir Pharmaceuticals, Inc. dated January 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 16, 2007

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer